Exhibit 10.1

SECURITIES ISSUANCE AGREEMENT

THIS SECURITIES ISSUANCE AGREEMENT (the “Agreement”), dated as of July 26, 2019, by and among ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), and each purchaser identified on Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 1.6.

RECITALS

A. On or about November 13, 2018, the Company issued the Purchasers warrants to purchase shares of Company Common Stock in the amounts set forth opposite each Purchaser’s name on Exhibit A hereto (each a “2018 Warrant” and collectively, the “2018 Warrants”) pursuant to that certain Securities Purchase Agreement dated November 11, 2018 by and among the Company and the purchasers referred to therein.

B. Each Purchaser, severally and not jointly, wishes to exercise its 2018 Warrants for all of the shares of Company Common Stock issuable thereunder (the “2018 Warrant Shares”) and receive a 2019 Warrant (as defined below) upon the terms and conditions stated in this Agreement.

C. On the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue each Purchaser the 2019 Warrants to the Purchasers as more fully described in this Agreement.

D. The Company has engaged Raymond James & Associates, Inc. as its placement agent (the “Placement Agent”) for the transactions contemplated hereby on a “best efforts” basis.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I

EXERCISE OF 2018 WARRANTS AND ISSUANCE OF 2019 WARRANTS

1.1 Exercise of 2018 Warrants. At the Closing and subject to Section 5.1, the Purchasers shall exercise their 2018 Warrants for all of the shares of Common Stock issuable thereunder (the “2018 Warrant Exercise”). The 2018 Warrant Exercise shall be effected pursuant to Section 1(a) of the 2018 Warrants and each of the Purchasers shall pay the Company the Exercise Price (as defined in the 2018 Warrants) for each share exercised by such Purchasers. Each Purchaser’s aggregate Exercise Price for the 2018 Warrant Exercise is set forth opposite such Purchaser’s name on Exhibit A hereto (such Purchaser’s “2018 Warrant Exercise Amount”). Each Purchaser hereby notifies the Company that the beneficial ownership limitations set forth in Section 1(f) of such Purchaser’s 2018 Warrant is hereby terminated and the Company hereby waives the prior notice related to such notice contemplated by Section 1(f) of the 2018 Warrants. The Company’s obligations under Section 1(f) of the 2018 Warrants shall be deemed satisfied upon issuance to the Purchasers of the 2018 Warrant Shares in accordance with Agreement.

1.2 Issuance of 2019 Warrants. At the Closing and subject to Section 5.2, the Company shall issue each Purchaser a 2019 Warrant representing the right to purchase a number of shares of Company Common Stock equal to the number of shares issued to such Purchaser in connection with the 2018 Warrant Exercise. The aggregate number of shares exercisable pursuant to each Purchaser’s 2019 Warrant, assuming that such Purchaser exercises its 2018 Warrants in full as required by this Agreement, is set forth opposite such Purchaser’s name on Exhibit A.

1.3 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, (i) each of the Purchasers shall exercise its 2018 Warrants for all of the shares of Company Common Stock issuable thereunder and shall pay such Purchaser’s 2018 Warrant Exercise Amount to the Company, and (ii) the Company shall issue to each of the Purchasers a 2019 Warrant exercisable for the number of shares of Company Common Stock equal to the number of shares issued to such Purchaser in connection with the 2018 Warrant Exercise. The closing of the 2018 Warrant Exercise and the issuance of the 2019 Warrants (the “Closing”) will occur, subject to the conditions set forth in Article V, two business days following the satisfaction or waiver of the conditions set forth in Sections 5.1 and 5.2, or at such other time and place or on such date as the Purchasers and the Company may agree upon (the “Closing Date”). The Closing shall take place at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts, 02116 or at such other place as the Company and the Purchasers may agree upon.

1.4 Payment. On the Closing Date, (a) each Purchaser shall pay to the Company, in cash, the aggregate Exercise Price (as such term is defined in the 2018 Warrants) for all of the 2018 Warrants held by such Purchaser, which amount is set for opposite such Purchaser’s name on Exhibit A attached hereto, (b) notwithstanding anything set forth in Section 1(a) of the 2018 Warrants, the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser the number of shares of Company Common Stock issuable to such Purchaser upon exercise of such Purchaser’s 2018 Warrants, and (c) the Company shall issue to each Purchaser a new warrant substantially in the form attached hereto as Exhibit B (each a “2019 Warrant” and collectively, the “2019 Warrants”) pursuant to which such Purchaser shall have the right to acquire the number of shares of Company Common Stock equal to the number of shares issued to such Purchaser in connection with the 2018 Warrant Exercise, on the terms set forth in each 2019 Warrant, and in the case of clauses (b) and (c), duly executed on behalf of the Company and registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit C. The 2019 Warrants issued at the Closing shall have an initial exercise price equal to the $7.00 (the “2019 Warrant Exercise Price”).

1.5 Closing Deliverables.

(a) Company. Except for the delayed delivery contemplated by Section 1.5(a)(ii), on or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis the number of shares of Company Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto, registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit C;

(ii) a 2019 Warrant, registered in the name of such Purchaser as set forth on the Stock Registration Questionnaire included as Exhibit C, to purchase up to the number of shares of Company Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto (such Warrant to be delivered as promptly as practicable after the Closing Date but in no event more than five Trading Days after the Closing Date); and

(iii) the Registration Rights Agreement, duly executed by the Company.

(b) Purchasers. On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a fully completed and duly executed Stock Registration Questionnaire in the form attached hereto as Exhibit C;

(ii) the Registration Rights Agreement, duly executed by each Purchaser;

(iii) unless such Purchaser is a director or an executive officer (as such term is defined in Rule 501(f) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act) of the Company as of the Closing Date, a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit E;

(iv) a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit F;

(v) by wire transfer to the account specified by the Company, the aggregate Exercise Price (as defined in the 2018 Warrants) for the 2018 Warrants exercised by such Purchaser as set forth opposite such Purchaser’s name on Exhibit A hereto; and

(vi) a fully completed and duly executed Exercise Notice attached to such Purchaser’s 2018 Warrant indicating that such Purchaser elects to exercise, for cash, the number of shares of Company Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto.

1.6 Defined Terms Used in This Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Company Common Stock” means the Company’s common stock, par value $0.001 per share.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the Closing Date, by and between the Company and the Purchasers, in the form of Exhibit D attached to this Agreement.

“Securities” means the 2019 Warrants and the shares of Company Common Stock exercisable pursuant to the 2018 Warrants and 2019 Warrants.

“Trading Day” means a Nasdaq trading day.

“Transaction Documents” means this Agreement, the Registration Rights Agreement and the schedules and exhibits attached hereto and thereto.

“Transfer Agent” means American Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, Attn: Shareholder Services, and any successor transfer agent of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to and except as set forth in the SEC Documents (as defined below), the Company hereby represents and warrants to the Purchasers as of the date hereof as follows:

2.1 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the Company’s 2018 fiscal year through the date hereof, including, without limitation, the Company’s most recent quarterly report on Form 10-Q. The Company does not have any subsidiaries. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company, taken as a whole, and any condition, circumstance or situation that would prohibit the Company from entering into and performing any of its obligations hereunder.

2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform the Transaction Documents and to issue the Securities to be issued by the Company in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors, at a meeting duly called and held, adopted resolutions approving the transactions contemplated hereby, including the issuance of the Securities to be issued by the Company pursuant to this Agreement.

2.3 Issuance of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action, and the shares of Company Common Stock, when issued upon the due exercise of the 2018 Warrants and 2019 Warrants, will be validly issued, fully paid and nonassessable. In addition, the Securities will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company and rights of refusal of any kind imposed by the Company (other than as provided in the Transaction Documents or restrictions on transfer under applicable securities laws). The Company will reserve, at all times that the 2019 Warrants remain outstanding, such number of shares of Company Common Stock sufficient to enable the full exercise of the then outstanding 2019 Warrants.

2.4 No Conflicts; Governmental Approvals. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Securities to be issued by the Company in accordance with the terms hereof, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of Nasdaq, including a Nasdaq Listing of Additional Shares notification form, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods and the filings required to be made pursuant to this Agreement.

2.5 Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q (other than the forfeiture and cancellation of all outstanding shares of the Company’s Series 1 Preferred Stock, the grant of additional awards under the Company’s equity incentive plans, the grant of additional options to employees that are not related to the Company’s equity incentive plans, or changes in the number of outstanding shares of Company Common Stock due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible or exchangeable into, shares of Company Common Stock outstanding). Except as disclosed in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities (other than the grant of additional awards under the Company’s equity incentive plans or grants of additional options to employees that are not related to the Company’s equity incentive plans).

2.6 SEC Documents, Financial Statements. The Company represents and warrants that as of the date hereof, the Company Common Stock is registered pursuant to Section 12(b) of the Exchange Act. Since January 1, 2018, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents of the Company complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents of the Company did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company meets the “Registrant Requirements” for eligibility to use Form S-3 set forth in General Instruction I.A to Form S-3. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.7 Accountants. The Company represents and warrants that RSM US LLP, whose report on the financial statements of the Company is filed with the Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, was, at the time such report was issued, an independent registered public accounting firm as required by the Securities Act. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, RSM US LLP has not engaged in any non-audit services prohibited by subsection (g) of Section 10A of the Exchange Act on behalf of the Company.

2.8 Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.9 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors with respect to the Company that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

2.10 No Material Adverse Change. Except as disclosed in the SEC Documents, since December 31, 2018, the Company has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

2.11 Litigation. Except as disclosed in the SEC Documents, no action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right or authority of the Company to enter into the Transaction Documents and to perform its obligations thereunder; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that would have a Material Adverse Effect.

2.12 Compliance. The Company (i) is not in violation of any provision of the Company’s certificate of incorporation or bylaws as currently in effect, (ii) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (iii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case (other than with respect to clause (i) above) for such defaults or violations as would not have a Material Adverse Effect.

2.13 Listing and Maintenance Requirements. Except as set forth in the SEC Documents, the Company is, and has no reason to believe that it will not, upon the issuance of the Securities hereunder, continue to be, in compliance with the requirements of the Nasdaq for continued listing of the Company Common Stock thereon and the Company has not received any notification that, and has no knowledge that the Nasdaq is contemplating terminating such listing. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Nasdaq in any material respect.

2.14 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940.

2.15 Private Placement. Neither the Company nor its Affiliates, nor, to the Company’s Knowledge, any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities hereunder, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the sale and issuance by the Company of the Securities under the Securities Act or (iii) has issued any shares of Company Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Company Common Stock which would be integrated with the sale of the Securities to the Purchasers for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Affiliates take any action or steps that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings. Assuming the accuracy of the representations and warranties of the Purchasers, the offer and sale of the Securities to be issued by the Company to the Purchasers pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

2.16 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Company Common Stock.

2.17 Brokers and Finders. Other than the Placement Agent, neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement.

2.18 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, Affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.19 Reliance. The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Purchasers.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants to the Company and to the Placement Agent as follows:

3.1 Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Securities being issued to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of such Purchaser or its board of directors, stockholders or other governing body is required. When executed and delivered by such Purchaser, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.2 No Conflict. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby do not and will not (i) violate any provision of such Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which such Purchaser is a party or by which such Purchaser’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Purchaser or by which any property or asset of such Purchaser are bound or affected.

3.3 Purchaser Sophistication; Accredited Investor. As of the date hereof, and on each date on which it exercises the 2018 Warrants and 2019 Warrants, such Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (b) in connection with its decision to purchase the Securities, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein; (c) is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act; (d) is acquiring the Securities for its own account for investment only and with no present intention of distributing any of the Securities or any arrangement or understanding with any other persons regarding the distribution of the Securities; (e) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities; (f) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Securities except in compliance with the Securities Act and applicable state securities laws; (g) understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities; (h) understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of such Purchaser’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder); and (i) understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

3.4 Restricted Shares. Such Purchaser acknowledges that the Securities are restricted securities and must be held indefinitely unless subsequently registered under the Securities Act or (if the Company is not selling the Securities pursuant to Rule 144 promulgated under the Securities Act) the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring after certain holding periods have been met, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. Such Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time such Purchaser wishes to sell the Securities and, if so, such Purchaser may be precluded from selling the Securities under Rule 144 even if the required holding period has been satisfied.

3.5 Residency. Such Purchaser is a resident of or an entity organized under the jurisdiction specified below its address on Exhibit A hereto

3.6 Ownership of Capital Stock. Except as previously disclosed to the Company in writing or by email and excluding the Securities, such Purchaser and its Affiliates beneficially own no shares of capital stock of the Company as of the date hereof.

3.7 Stock Legends. Such Purchaser acknowledges that certificates evidencing the Securities shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

3.8 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

3.9 No General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser also represents that such Purchaser was contacted regarding the issuance of the Securities by the Company or the Placement Agent (or an authorized agent or representative of the Company or the Placement Agent) with which such Purchaser had a substantial pre-existing relationship.

3.10 Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

3.11 Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.12 Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company and the Placement Agent regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Purchaser acknowledges receipt of copies of the SEC Reports (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

3.13 Interested Stockholders. Each Purchaser that is an “Interested Stockholder” (as such term is defined in Section 203 of the General Corporation Law of the State of Delaware) represents and warrants that either (a) it has been an Interested Stockholder for at least three years prior to the date hereof or (b) the transaction that resulted in such Purchaser becoming an Interested Stockholder was approved by the Board of Directors or a duly authorized committee thereof.

3.14 No Rule 506 Disqualifying Activities. Such Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

3.15 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

3.16 Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Company Common Stock and other activities with respect to Company Common Stock.

ARTICLE IV

COVENANTS OF THE PARTIES

4.1 Further Transfers. Each Purchaser covenants that the Securities will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require such Purchaser to provide to the Company an opinion of counsel selected by such Purchaser, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

4.2 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities pursuant to this Agreement in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities pursuant to this Agreement for purposes of the rules and regulations of the Nasdaq such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction. The Purchasers shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of the Purchasers to acquire the 2019 Warrants and the 2018 Warrant Shares at the Closing is subject to the satisfaction or waiver by the Purchasers, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in Article II shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Article II hereof not qualified as to materiality shall be true and correct in all material respects as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b) Performance. The Company shall have performed and complied, in all material respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing, including, without limitation, the delivery by the Company of the items contemplated by Section 1.5(a).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e) Listing of Additional Shares. The Company shall have submitted a Listing of Additional Shares Notification with the Nasdaq covering all of the shares exercisable upon conversion of the 2019 Warrants.

(f) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the 2019 Warrants and 2018 Warrant Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all respects as of the Closing (unless as of a specific date therein in which case they shall be accurate as of such date).

(b) Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing, including, without limitation, the delivery by each Purchaser of the items contemplated by Section 1.5(b).

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents

(d) No Nasdaq Objection. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

(e) Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.

(f) Exercise of 2018 Warrants. Each Purchaser shall have fully completed and duly executed the Exercise Notice attached to such Purchaser’s 2018 Warrant indicating that such Purchaser elects to exercise, for cash, the number of shares of Common Stock set forth opposite such Purchaser’s name on Exhibit A hereto.

ARTICLE VI

TERMINATION

6.1 Termination. In addition to the provisions of Section 7.6, in the event that the Closing shall not have occurred with respect to a Purchaser on or before ten (10) Business Days from the date hereof due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Section 5 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

ARTICLE VII

MISCELLANEOUS

7.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing and the delivery of the Securities.

7.2 No Finder’s Fees. Except as set forth in an agreement between the Company and the Placement Agent, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Company agrees to indemnify and to hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

7.3 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.4 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided, however, that any Confidentiality Agreements previously entered into between the Company and any Purchasers shall remain in full force and effect. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers, and the Purchasers will execute and deliver to the Company, such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 4:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 4:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth below, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person:

If to the Company:	ZIOPHARM Oncology, Inc.
1 First Avenue
Parris Building, #34
Boston, MA 02129
Attention: General Counsel
Email:
Fax No.:

with copies (which copies shall not constitute notice to the Company) to:	Cooley LLP 500 Boylston Street Boston, MA 02116 Attention: Marc Recht Email: Fax No.:

If to the Purchasers:	To their respective addresses as set forth on Exhibit A attached hereto.

7.6 Amendments; Waivers. This Agreement and any term hereof may be amended, terminated or waived only with the written consent of the Company and (i) with respect to an amendment, termination or waiver prior to the Closing, the Purchasers that will receive a majority of 2018 Warrant Shares to be issued at the Closing, and (ii) with respect to an amendment, termination or waiver prior to the Closing, the Purchasers holding at least a majority of the outstanding 2018 Warrant Shares then held by all Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser; provided, however, that no such consent shall be required in connection with any assignment (i) occurring by operation of law in connection with any merger or consolidation to which the Company is a party, (ii) in connection with the acquisition of all or substantially all of the assets of the Company or (iii) any other similar business combination transaction involving the Company. A Purchaser may assign its rights under this Agreement only to a Person to whom such Purchaser assigns or transfers all Securities held by such Purchaser; provided, that (i) following such transfer or assignment, the further disposition of the Securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (ii) as a condition of such transfer, such transferee agrees in writing to be bound by all of the terms and conditions of this Agreement as a party hereto and (iii) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

7.9 Persons Entitled to Benefit of Agreement. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.10 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. If any party hereto shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.11 Counterparts; Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.12 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

7.13 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Company Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Company Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Issuance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

ZIOPHARM ONCOLOGY, INC.

By:

Laurence J.N. Cooper, M.D., Ph.D.
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Securities Issuance Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PURCHASERS:

[PURCHASER]

By:

Name:
Title:

Address for Notice:

Telephone No.:

Facsimile No.:

E-mail Address:
Attention:

Exhibit A

SCHEDULE OF PURCHASERS

Name of Purchaser and Address/Contact Information	Number of shares of Company Common Stock Exercisable pursuant to the 2019 Warrants	Number of Shares of Company Common Stock to be issued pursuant to the 2018 Warrant Exercise	Aggregate Exercise Price to be paid pursuant to the 2018 Warrant Exercise

TOTAL:			$

Exhibit B

FORM OF WARRANT

[See Attached]

Exhibit C

STOCK REGISTRATION QUESTIONNAIRE

Pursuant to Section 1.5 of the Agreement, please provide us with the following information:

The exact name that the Securities are to be registered in (this is the name that will appear on the warrant(s) and common stock certificate(s) or Direct Registration System advice(s)):

The relationship between the Purchaser of the Securities and the Registered Purchaser listed in response to Item 1 above:

The mailing address, telephone and telecopy number of the Registered Purchaser listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Purchaser listed in response to Item 1 above:

AST Account Number of the Registered Purchaser listed in response to Item 1 above (indicate none if such Registered Purchaser does not yet have one):

Form of delivery of 2018 Warrant Shares:	Stock certificate(s): ☐ Electronic book-entry in the Direct Registration System: ☐

Exhibit D

REGISTRATION RIGHTS AGREEMENT

[See Attached]

Exhibit E

ACCREDITED INVESTOR QUALIFICATION QUESTIONNAIRE

[See Attached]

Exhibit F

“BAD ACTOR” QUESTIONNAIRE FORMS

[See Attached]